UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2019

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed in March 2019, Kenneth A. Lewis notified Franklin Resources, Inc. (the “Company”) of his retirement from his position as Executive Vice President and Chief Financial Officer of the Company effective as of May 6, 2019. Under the terms of an Executive Transition Agreement (the “Agreement”) with the Company, effective as of May 7, 2019, Mr. Lewis agreed to serve as an executive advisor to the Company’s Chief Executive Officer and Chief Financial Officer until September 30, 2019, subject to earlier termination under certain circumstances (the “Termination Date”). On June 11, 2019, the Compensation Committee of the Company’s Board of Directors approved a lump sum severance payment to Mr. Lewis of $2,650,000, pursuant to the Agreement. Upon a qualifying termination as specified in the Agreement, Mr. Lewis will be eligible to receive the severance payment following the Termination Date, subject to his timely execution and delivery to the Company of a general release agreement and certification relating to confidential information. On the Termination Date, Mr. Lewis will forfeit any unvested awards or other incentive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	June 12, 2019	/s/ Virginia E. Rosas
		Name:	Virginia E. Rosas
		Title:	Assistant Secretary

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